                                 PROMISSORY NOTE

$700,000                                                      Date: May 12, 2005

            FOR VALUE RECEIVED, the undersigned,  Lynch Corporation,  an Indiana
Corporation  (the "Maker"),  promises to pay to Venator  Merchant Fund,  L.P., a
Delaware limited partnership (the "Holder"),  the principal sum of Seven Hundred
Thousand Dollars  ($700,000) on September 11, 2005 (the "Maturity Date").  Maker
also promises to pay interest on the unpaid  principal  amount hereof,  together with payment of principal on the Maturity Date, at the rate of 6% per annum (the
"Initial Interest Rate").

            Any amount of principal hereunder that is not paid when due (whether at the Maturity Date, by  acceleration  or otherwise)  shall bear interest until paid in  full  at a rate  of 8% per  annum  (the  "Subsequent  Interest  Rate").
Interest  shall be  calculated  on the  basis  of a 360 day year for the  actual number of days  elapsed.  All payments  hereunder  shall be made in  immediately available funds in lawful money of the United States of America.

            Maker  covenants  to use the  proceeds  of the loan  from  Holder to
Maker,  the  obligation  of repayment  of which is  evidenced  by this Note,  as follows:  (a) up to  $250,000  of such  proceeds  shall be used for open  market purchases of Maker's common stock; and (b) the balance of such proceeds shall be used for working  capital and general  corporate  purposes,  including,  without limitation  for  legal  and  accounting  accruals  and  corporate  accruals  and expenses.  Maker shall prepay this Note to the extent of the net proceeds of any sale of its equity or debt securities  during the term of this Note.  Maker may, at any time  and  from  time to time,  prepay  this  Note,  in whole or in part, without  premium or penalty.  All  prepayments  shall be  accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

            Any term of this Note to the  contrary  notwithstanding,  Holder may demand full payment of this Note at any time during its term.  Upon such demand,
Maker shall pay Holder the principal  amount hereof then  outstanding,  together with interest on such principal amount, within seven days after Holder's demand.

            Upon the occurrence and continuance of any of the following (each an
"Event of Default"): (a) default in the payment when due of any amount hereunder and the  continuation  of such default  unremedied  for a period of 10 days; (b)
filing by or against Maker of a petition  commencing  any  proceeding  under any bankruptcy, reorganization,  rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction,  now or hereafter in effect; (c)
the making of a petition or application to any tribunal for the appointment of a custodian,  receiver  or  trustee  for  Maker or for a  substantial  part of its assets;  (d) Maker making an  assignment  for the benefit of  creditors;  or (e)
entry of any judgment or order of  attachment,  injunction or  governmental  tax lien or levy issued  against  Maker or against any property of Maker,  then this
Note shall, at the sole option of Holder,  become due and payable without notice or demand; provided,  however, if an Event of Default described in clause (b) or clause (c) above occurs as a result of a voluntary act of Maker, this Note shall automatically  become due and payable;  and  provided,  further,  if an Event of
Default  described in clause (b) or clause (c) occurs  involuntarily  and is not consented  to or  acquiesced  in by  Maker,  and any such  proceeding  continues undismissed and unstayed or any such  appointment  continues  undischarged for a period of 60 days, this Note shall automatically become due and payable.

            Maker  agrees to pay in addition to the unpaid  principal,  interest
and  late  charges  due  hereunder,   Holder's  reasonable  attorneys'  fees  in
connection with the negotiation, drafting and review of this Note.

            In the event that Holder for any reason  shall refer this Note to an attorney  for the  enforcement  thereof,  Maker agrees to pay in addition to the unpaid principal,  interest and late charges due hereunder,  Holder's reasonable attorneys' fees, together with all costs and expenses of any such enforcement.

            Holder  shall not,  by any act,  delay,  omission or  otherwise,  be deemed to have waived any of its rights and/or  remedies  hereunder.  No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by
Holder,  and if so given by  Holder,  shall be  effective  only in the  specific instance  in  which  given.  Maker  acknowledges  that  this  Note  and  Maker's obligations under this Note are, and shall at all times continue to be, absolute and  unconditional  in all  respects,  and  shall  at all  times  be  valid  and enforceable  irrespective of any other agreements or circumstances of any nature whatsoever  that  might  otherwise  constitute  a  defense  to this Note and the obligations  of Maker under this Note.  Maker  absolutely,  unconditionally  and irrevocably  waives any and all right to assert  any  set-off,  counterclaim  or crossclaim  of any  nature  whatsoever  with  respect  to this  Note or  Maker's obligations hereunder.

            This Note shall be governed by and construed in accordance  with the laws of the State of New York without giving effect to principles of conflict or choice of laws.

            MAKER HEREBY  IRREVOCABLY  SUBMITS TO THE EXCLUSIVE  JURISDICTION OF
ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, STATE OF NEW YORK, IN ANY ACTION,
SUIT OR PROCEEDING  BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS
NOTE OR ANY OF THE TRANSACTIONS  CONTEMPLATED HEREBY. TO THE EXTENT PERMITTED BY
APPLICABLE  LAW,  MAKER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION,
AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT
THE SUIT,  ACTION OR PROCEEDING IS BROUGHT IN AN  INCONVENIENT  FORUM,  THAT THE
VENUE OF THE SUIT,  ACTION OR PROCEEDING  IS IMPROPER,  OR THAT THIS NOTE OR ANY
OTHER  DOCUMENT OR  INSTRUMENT  REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY
SUCH COURTS.

                                       2

            At no time shall the rate of interest charged under this Note exceed the maximum rate of interest  permitted under applicable law. If at any time the
Initial  Interest Rate or the Subsequent  Interest Rate,  whichever the case may be, exceeds such maximum rate, and thereafter such Prescribed Rate or Subsequent
Interest  Rate  is  below  such  maximum  rate,  then  such  Prescribed  Rate or
Subsequent  Interest Rate shall be increased to the maximum rate for such period of time as is required so that the total  amount of interest  received by Holder is that which would have been  received by Holder but for the first  sentence of this paragraph.

            Maker hereby waives presentment, demand for payment, protest, notice of dishonor,  and any and all other  notices or demands in  connection  with the delivery, acceptance, performance, default, or enforcement of this Note.

            In the  event  any one or more  provisions  contained  in this  Note should be  invalid,  illegal or  unenforceable  in any  respect,  the  validity, legality and enforceability of the remaining  provisions  contained herein shall not in any way be affected or impaired thereby.

            This  Note  shall  bind  the  respective  successors,   assigns  and
representatives  of Maker.  This Note  shall not be  assigned  by Maker  without
Holder's prior written consent.

            IN WITNESS  WHEREOF,  Maker has duly  executed this Note the day and year first above written.

                                LYNCH CORPORATION

                                By:/s/ John C. Ferrara
                                   ------------------------------------------
                                Name: John C. Ferrara
                                Title: President and Chief Executive Officer

STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NEW YORK )

            On the 12th day of May,  2005  before me  personally  came,  John C.
Ferrara, to me known or proved to me on the basis of satisfactory evidence to be
the  individual   whose  name  is  subscribed  to  the  within   instrument  and
acknowledged  to me that he executed the same in his  capacity as President  and
Chief Executive Officer of Lynch Corporation.

/s/
----------------------------------------
Notary Public